UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2020

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd., Suite 205, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment to Form 8-K is to update the Company’s prior disclosure to detail the satisfaction of certain conditions subsequent to its Merger Agreement and the completion of the Merger transaction.

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits

SIGNATURES

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Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2020, Stem Holdings, Inc. (“STEM”), Driven Deliveries, Inc. (“DRVD”) and Stem Driven Acquisition, Inc. (“SDA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) wherein DRVD would merge with and into SDA, with DRVD being the surviving entity and, following closing of the merger transaction, DRVD would become a wholly-owned subsidiary of STEM. Pursuant to the Merger Agreement, STEM agreed to exchange one newly-issued share of STEM common stock for each issued and outstanding share of DRVD. In addition, STEM will issue to each holder of warrants, options or convertible debentures to purchase DRVD shares, warrants, options and convertible debentures that are equal in value and on the same terms as the respective holder’s DRVD warrants, options and debentures.

On December 29, 2020, STEM, DRVD and SDA closed the Merger transaction, subject to two Post-Closing Conditions:

1)	The Registration Statement on Form S-4 filed by STEM on December 28, 2020 shall become effective as to the STEM shares issued in the Merger transaction; and

2)	The Corporate Actions included in the Issuer Related Corporate Action Notification filed by DRVD on or about December 21, 2020 shall have been reviewed and the requested actions authorized by FINRA (or its equivalent).

While the Merger of the entities was effective as of December 29, 2020 (and as of that date DRVD became a wholly-owned subsidiary of STEM), on February 2, 2021, both of the above-indicated post-closing conditions were satisfied and Stem has announced the timeline and process for the exchange of all common shares of Driven Deliveries, Inc. (“Driven” or “Driven Deliveries”) (OTCQB: DRVD) for shares of Stem. The shares of Stem trade under the symbol “STMH” on the OTCQX and “STEM” on the CSE. The shares to be issued in the exchange are registered under a Registration Statement on Form S-4 filed by STEM on December 28, 2020. All Driven Deliveries Shareholders will receive one share of Stem’s common stock for each share held.

On February 4, 2021 FINRA will halt and remove the DRVD symbol (CUSIP NO: 26209D105). Driven shares in brokerage accounts will automatically be converted to shares of Stem (CUSIP NO: 85858U107) by the Depository Trust Company (“DTC”) and brokerage firms. There is no additional action required from investors with deposited DRVD shares or DRVD investors who have purchased in the open market.

Pursuant to Stem’s Registration Statement on Form S-4 declared effective by the SEC on February 2, 2021, Driven shareholders with undeposited shares held in certificate form or in book entry form with Driven’s transfer agent will be issued Stem shares, in the same amount and with the same restrictions, by Odyssey Trust Company, Stem’s transfer agent. Following such issuance, current DRVD stock certificates (CUSIP NO: 26209D105) will be declared void and should be destroyed by the shareholder.

Driven & Stem shareholders needing to contact the transfer agent should submit and online ticket at https://odysseycontact.com/ for service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated February 2, 2021

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: February 2, 2021

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